Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the second quarter of 2003.

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Management Discussion of Trends

Service Income

In general, management expects growth trends in service income categories to be mixed. Specifically, by major category:

Electronic Payment Processing

Fifth Third expects that second quarter processing revenues will produce a mid-teen to twenty percent growth over the same quarter last year despite slowing transaction volume growth rates on the existing customer base. Increases in revenue from the year ago quarter are more indicative of continued momentum in attracting new significant relationships.

Investment Advisory

Management expects second quarter investment advisory revenues to be essentially flat to last quarter given the challenges of a difficult market. As equity market valuations continue to build upon recent positive momentum, Fifth Third expects increased revenue contributions in both private client and institutional services.

Other Services

Retail and commercial deposit account service revenues are expected to produce mid-teen percent year-over-year growth rates as Fifth Third has continued to generate new accounts in all of our markets and commercial service charges continue to benefit from a low rate environment. Commercial treasury management revenues are showing good year-over-year growth as our sales force continues to add new customers and deepen existing relationships with additional products and services.

Mortgage banking revenues are expected to increase from last quarter with origination levels benefiting from an unprecedented level of refinance activity. Fifth Third continues to maintain its posture with regard to hedging activity to manage the risk associated with impairment losses incurred on its mortgage servicing rights portfolio as a result of the current interest rate environment and corresponding prepayment speeds.

Expenses

•	Second quarter operating expenses on an overall basis are expected to be essentially unchanged from the first quarter of 2003 with trend improvement expected over the remainder of the year, excluding the impact of consolidating a portfolio of operating leases on July 1, 2003 associated with prior years sale leaseback transactions with an unrelated special purpose entity discussed later in this document.
•	Second quarter operating expenses will be impacted by the conclusion of the recovery phase of the review of the treasury clearing and other related settlement accounts relating to the $82 million pre-tax charge-off realized in the third quarter of 2002. Fifth Third expects to realize a recovery by the end of the second quarter for a portion of the amount previously charged-off.
•	Fifth Third will realize an expense in the second quarter of 2003 related to the early retirement of approximately $200 million of Federal Home Loan Bank advances and continues to explore additional alternatives regarding the level and cost of various sources of funds.

Balance Sheet Trends and Net Interest Income

Management expects high single digit year-over-year percentage growth in net interest income over last year’s second quarter. The second quarter net interest margin is expected to remain stable to last quarter with margin trends in future periods dependant upon the magnitude of loan demand, the path of interest rates in the economy and the magnitude of compression between margin and spread. The absolute level of interest rates is continuing to pose challenges with respect to the decreasing benefit of strong capital levels and low-cost deposits. Other balance sheet trends:

•	On an annualized basis from first quarter levels, period end loans and leases, excluding held-for-sale, are expected to exhibit mid teen percentage growth. Average total loans and leases and average total earning assets are expected to post mid to high teen percentage growth over last year’s second quarter. Second quarter 2003 loan trends are characterized by surprising strength in all of our markets in the level of middle-market commercial loan activity and renewed strength in the level of consumer loan demand.

•	Fifth Third plans to continue its efforts to strengthen the balance sheet and improve liquidity through the sale of certain interest-sensitive assets. Late in June, Fifth Third expects to sell approximately $600 million in residential mortgage loans.

•	Average transaction deposits are expected to exhibit good year-over-year and sequential quarter growth rates with continuing mix improvement.

•	Lower overall funding costs on a year-over-year basis due to lower interest rates in all categories.

•	Fifth Third’s deposit pricing, though lowered in recent periods, remains highly competitive with financial market conditions.

Credit Quality

With the general difficulty of the environment and conflicting asset quality trends, Fifth Third is realistic about the difficulty in precisely estimating credit quality metrics. Fifth Third’s long history of low exposure limits, avoidance of national or sub-prime lending businesses, centralized credit risk management, and diversified portfolio position us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. Commercial credit trends are expected to be somewhat stable with the level of charge-offs in the second quarter and the remainder of the year impacted by isolated weakness in a modest number of credits within the aircraft leasing portfolio. As of March 31, 2003, Fifth Third had total outstandings to commercial airline carriers of $122 million and total commitments with these commercial airline carriers of $127 million.

•	Second quarter net charge-offs are expected to increase from the first quarter of 2003 with the net charge-off ratio in the range of 60-65 bp.

•	The amount of nonperforming assets as a percentage of loans and leases is expected to remain relatively stable with first quarter levels.

Other Events

•	Upon adoption of the new FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” on July 1, 2003, Fifth Third will consolidate a special purpose entity (SPE) involved in the sale-leaseback of certain auto leases as Fifth Third will be deemed to be the primary beneficiary under the provisions of this new interpretation. As of March 31, 2003, the outstanding balance of leased autos sold was $1.3 billion. Consolidation of these operating lease assets will not impact risk-based capital ratios or bottom line income statement trends, however lease payments will be reflected as a component of Other Operating Income and depreciation expense will be recognized and included as a component of Operating Expenses. Additionally, Fifth Third now anticipates maintaining the series of interest rate swaps entered into to hedge certain forecasted transactions with the SPE and continuing the cash flow hedge accounting treatment.

•	Fifth Third will report second quarter earnings on July 15, 2003 prior to the market opening and will again host a conference call to be held the morning of the release.

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This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect the businesses in which we are engaged; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (10) the outcome of regulatory and legal proceedings. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.